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EXHIBIT 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-74397 of Tyco International Ltd. on Form S-8 of our report dated August 4, 2003, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico) as of and for the year ended December 31, 2002 which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston Massachusetts October 21, 2003

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Consent of Independent Accountants